UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2014

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On July 30, 2014, Dorman Products, Inc. (the “Company”) issued a press release announcing its operating results for the second quarter ended June 28, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The press release states that selling, general, and administrative expenses for the second quarter ended June 28, 2014 declined as a percentage of sales to 18.7% from 20.3% for the same period last year. The correct percentages are 18.5% from 20.7%.

Item 8.01.	Other Events.

On July 30, 2014, the Company announced that its Board of Directors has authorized an expansion to the Company’s existing share repurchase program. Under this expansion, the Board of Directors has authorized an increase to the share repurchase program from $30 million to $50 million. During the second quarter ended June 28, 2014, Dorman repurchased 158,300 shares of its common stock for $8.4 million, at an average price of $52.80 per share. During the first six months of 2014, the Company has repurchased 161,900 shares of its common stock for $8.5 million, at an average price of $52.75 per share. Subsequent to the end of the second quarter and through July 28, 2014, the Company repurchased an additional 298,700 shares of its common stock for $14.5 million, at an average price of $48.68 per share.

The Company’s repurchase of shares will take place in open market transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the purchase using its available cash and cash equivalents. The Board may modify, suspend, extend or terminate the repurchase program at any time.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements related to future growth rates and the repurchase programs. These statements are neither promises or guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program; and other risks described in the Company’s filings with the SEC. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future circumstances over many of which the Company has little or no control. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “expect,” and similar expressions. The Company cautions readers that forward-looking statements, including, without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: (i) competition in the automotive aftermarket; (ii) unfavorable economic conditions; (iii) the loss or decrease in sales among one of our top customers; (iv) customer consolidation in the automotive aftermarket leading to less favorable customer contract terms; (v) the cancellation or rescheduling of orders; (vi) foreign currency fluctuations and our dependence on foreign suppliers; (vii) extended credit to customers who may be unable to pay; (viii) the loss of a key vendor; (ix) limited customer shelf space; (x) reliance on new product development; (xi) patent filings made by original equipment manufacturers continuing to increase; (xii) quality problems with product after their production and sale to customers; (xiii) loss of third party transportation providers on whom we depend; (xiv) improperly executed, or unrealized cost savings from, our on-going information technology initiatives; (xv) unfavorable results of legal proceedings; (xvi) dependence on senior management and control by officers, directors, and family members; (xvii) operations may be subject to quarter fluctuations and disruptions from events beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this report, reference is made to the information in Part I, “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, regardless of future developments or availability of new information.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: July 30, 2014	By:	/s/ Matthew Kohnke
		Name:	Matthew Kohnke
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 30, 2014